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                                                                EXHIBIT 23



                          CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Northwest Pipe Company on Form S-8 (File Nos. 333-20165 and 333-20167) of our report dated February 7, 1997 on our audits of the consolidated financial statements and financial statement schedule of Northwest Pipe Company as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.




                                            Coopers & Lybrand, L.L.P.

Portland, Oregon
March 24, 1997